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                                                                      EXHIBIT 12

                        EXTENDICARE HEALTH SERVICES, INC.
                       RATIO OF EARNINGS TO FIXED CHARGES


                                                                         PROFORMA
                                                          --------------------------------------              ACTUAL FOR THREE
                                                                   3 MONTHS            12 MONTHS                 MONTHS ENDED
                                                                     ENDED               ENDED       -------------------------------
                                                                    MAR. 31             DEC. 31              MAR. 31        MAR. 31
                                                                      2004               2003                 2004           2003
                                                                    -------            --------             --------        -------
Earnings before income taxes from
         continuing operations                                      17,454             41,923               14,986           3,828
      Add: fixed charges                                             6,877             28,267                9,345           9,503
      Add: Amortization of interest capitalized                          -                  -                    -               -
      Less: interest capitalized                                      (131)               (75)                (131)              -
                                                          -------------------------------------------------------------------------
Earnings before fixed charges                                       24,200             70,115               24,200          13,331
                                                          =========================================================================

Fixed charges:
      Interest expense (including amortization
        of deferred financing costs)                                 5,732             24,109                8,200           8,495
      Interest capitalized                                             131                 75                  131               -
      Estimate of interest within lease expense                      1,014              4,083                1,014           1,008
                                                          -------------------------------------------------------------------------
      Total fixed charges                                            6,877             28,267                9,345           9,503
                                                          =========================================================================

Earnings to fixed charge ratio                                        3.52               2.48                 2.59            1.40
                                                          =========================================================================

Dollar Amount Of The Deficiency
     (if less than 1:1 Ratio)                                   not applic         not applic           not applic      not applic
                                                          =========================================================================

ESTIMATE OF INTEREST WITHIN RENT EXPENSE:
-----------------------------------------
      Lease expense                                                  2,264              9,113                2,264           2,251
      Multiplier                                                         8                  8                    8               8
                                                          -------------------------------------------------------------------------
      Value of rented equipment/assets                              18,112             72,904               18,112          18,008
      Lessors' equity assumed at 20%                                 3,622             14,581                3,622           3,602
                                                          -------------------------------------------------------------------------
      Debt of lessor                                                14,490             58,323               14,490          14,406
      Estimated interest rate                                          7.0%               7.0%                 7.0%            7.0%
                                                          -------------------------------------------------------------------------
      Lessor financing charge                                        1,014              4,083                1,014           1,008
                                                          -------------------------------------------------------------------------


PROFORMA IMPACT OF DEBT OFFERING
--------------------------------
      Actual fixed charges                                           9,345             38,139
      Interest savings from debt offering                           (2,468)            (9,872)
                                                          ------------------------------------
      Proforma interest expense                                      6,877             28,267
                                                          ====================================
      Earnings before fixed charges                                 14,986             32,051
      Proforma adjustment to earnings                                2,468              9,872
                                                          ------------------------------------
      Proforma earnings before fixed charges                        17,454             41,923
                                                          ====================================

                                                                        ACTUAL FOR 12 MONTHS ENDED
                                                 ----------------------------------------------------------------------------------

                                                     MAR. 31    DEC. 31      DEC. 31     DEC. 31   DEC. 31     DEC. 31      DEC. 31
                                                      2004       2003         2002        2001      2000        1999          1998
                                                     -------    -------      -------     -------   -------     -------      -------
Earnings before income taxes from
         continuing operations                       43,209      32,051        6,337    (39,932)  (82,346)    (123,180)    109,252
      Add: fixed charges                             37,980      38,139       38,422     44,387    53,588       60,251      66,175
      Add: Amortization of interest capitalized           -           -            -          -         -            -           -
      Less: interest capitalized                       (206)        (75)           -          -         -         (301)     (1,099)
                                                 ---------------------------------------------------------------------------------
Earnings before fixed charges                        80,983      70,115       44,759      4,455   (28,758)     (63,230)    174,328
                                                 =================================================================================

Fixed charges:
      Interest expense (including amortization
        of deferred financing costs)                 33,686      33,981       33,654     37,857    46,541       52,499      57,955
      Interest capitalized                              206          75            -          -         -          301       1,099
      Estimate of interest within lease expense       4,088       4,083        4,768      6,530     7,047        7,451       7,121
                                                 ---------------------------------------------------------------------------------
      Total fixed charges                            37,980      38,139       38,422     44,387    53,588       60,251      66,175
                                                 =================================================================================

Earnings to fixed charge ratio                         2.13        1.84         1.16       0.10     (0.54)       (1.05)       2.63
                                                 =================================================================================

Dollar Amount Of The Deficiency
     (if less than 1:1 Ratio)                    not applic  not applic   not applic     39,932    82,346      123,481  not applic
                                                 =================================================================================

ESTIMATE OF INTEREST WITHIN RENT EXPENSE:
-----------------------------------------
      Lease expense                                   9,126       9,113       10,642     14,575    15,731       16,631      15,895
      Multiplier                                          8           8            8          8         8            8           8
                                                 ---------------------------------------------------------------------------------
      Value of rented equipment/assets               73,008      72,904       85,136    116,600   125,848      133,048     127,160
      Lessors' equity assumed at 20%                 14,602      14,581       17,027     23,320    25,170       26,610      25,432
                                                 ---------------------------------------------------------------------------------
      Debt of lessor                                 58,406      58,323       68,109     93,280   100,678      106,438     101,728
      Estimated interest rate                           7.0%        7.0%         7.0%       7.0%      7.0%         7.0%        7.0%
                                                 ---------------------------------------------------------------------------------
      Lessor financing charge                         4,088       4,083        4,768      6,530     7,047        7,451       7,121
                                                 ---------------------------------------------------------------------------------

EXTENDICARE HEALTH SERVICES, INC.
PROFORMA INTEREST EXPENSE FOR 2003
ASSUMING REFINANCE OCCURRED ON JANUARY 1, 2003


                                                                                  UPDATED      INTEREST
                                                                      BALANCE       RATE       EXPENSE
                                                                      -------       ----       -------
Actual Interest expense for 2003                                                                 33,981


Repay Senior Subordinated Notes due 2007                             (200,000)     9.350%       (18,700)
Draw on line of credit                                                   -         4.300%           -
New Senior Subordinated Notes                                         121,875      7.229%         8,810

Amortization of deferred finance charges:
  Deduct:  amortization on Senior Sub Notes due 2007                                               (643)
  Add:     amortization on new Senior Sub Notes due 2014                                            661

                                                                                          --------------
Change in interest expense                                                                       (9,872)
                                                                                          --------------

                                                                                          --------------
Proforma interest expense for 2003                                                               24,109
                                                                                          ==============

EXTENDICARE HEALTH SERVICES, INC.
PROFORMA INTEREST EXPENSE FOR 2003
ASSUMING REFINANCE OCCURRED ON JANUARY 1, 2003


                                                                                  UPDATED    INTEREST
                                                                      BALANCE       RATE     EXPENSE
                                                                      -------       ----     -------
Actual Interest expense for Q1-2004                                                             8,200


Repay Senior Subordinated Notes due 2007                             (200,000)     9.350%      (4,675)
Draw on line of credit                                                   -         4.300%         -
New Senior Subordinated Notes                                         121,875      7.229%       2,203

Amortization of deferred finance charges:
  Deduct:  amortization on Senior Sub Notes due 2007                                             (161)
  Add:     amortization on new Senior Sub Notes due 2014                                          165

                                                                                            ----------
Change in interest expense                                                                     (2,468)
                                                                                            ----------

                                                                                            ----------
Proforma interest expense for Q1-2004                                                           5,732
                                                                                            ==========
